Exhibit 21

WESTAMERICA BANCORPORATION
Subsidiaries as of December 31, 1999

                                                              State of
                                                           Incorporation
                                                           -------------
Westamerica Bank                                            California
Bank of Lake County                                         California
Community Banker Services Corporation                       California
Westcore                                                    California
Westamerica Commercial Credit, Inc.                         California

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